UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2014

BLVD HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On July 30, 2014, BLVD Holdings, Inc. (the “Company”), together with its wholly-owned subsidiary Goudas Food Products & Investments Limited (“Goudas”) entered into a Lease (the “Lease”) with Menkes GTA Industrial Holdings Inc. (the “Landlord”) pursuant to which Goudas has rented a 349,614 square foot building in Brampton, Ontario, including 41,029 square feet of freezer and cooler space. The Lease is for a term of fifteen (15) years, from September 1, 2014 until August 31, 2029. The Lease shall include annual rents starting at $1,748,070 for the first two years, and escalating incrementally to $2,185,087.50 during the final three years. Goudas has also agreed to pay the Landlord all taxes during the term of the Lease.

In connection with the execution of the Lease, on July 30, 2014, the Company entered into an Indemnification Agreement with the Landlord, pursuant to which the Company has agreed to indemnify the Landlord for any loss, costs or damages arising from any failure of Goudas to pay rent or other money due under the lease, and to indemnify the Landlord for any damages caused by Goudas’ failure to observe or perform any of the terms, covenants and conditions contained in the Lease.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2014, the Board of Directors of BLVD Holdings, Inc. (the “Company”) approved a change in the Company’s fiscal year end from December 31 to August 31 of each year. The Company will file a transition report on Form 10-KT that covers the period from January 1, 2014 to August 31, 2014, within 90 days of the new fiscal year end.

Item 8.01:	Other Events.

On August 5, 2014, the Company issued a press release. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibit List

Exhibit	Description

99.1	BLVD Holdings, Inc. press release, dated August 5, 2014

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) and the Exhibits hereto may contain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; our product offerings; relationships with suppliers; consumer demand; financial resources and condition; revenues; prospective profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; product and commercial liability; legal proceedings and claims. Forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLVD HOLDINGS, INC.

Dated: August 5, 2014	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer